Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF PTC THERAPEUTICS, INC.

ARTICLE I

STOCKHOLDERS

1.1           Place of Meetings.  All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President or, if not so designated, at the principal executive office of the corporation. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in a manner consistent with the General Corporation Law of the State of Delaware.

1.2           Annual Meeting.  The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a hour designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President (which date shall not be a legal holiday in the place where the meeting is to be held). The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

1.3           Special Meetings.  Special meetings of stockholders for any purpose or purposes may be called at any time by only the Board of Directors, the Chairman of the Board or the Chief Executive Officer, and may not be called by any other person or persons.  The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders.  Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4           Notice of Meetings.  Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given in accordance with Section 232 of the General Corporation Law of the State of Delaware.  The notices of all meetings shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting.  The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

1.5           Voting List.  The corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.5 or to vote in person or by proxy at any meeting of stockholders.

1.6           Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter.  A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.7            Adjournments.  Any meeting of stockholders may be adjourned from time to time to reconvene at any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the chair of the meeting. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 1.4 hereof. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting that is the same or an earlier date as that fixed for determination of stockholders entitled to vote at such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at each adjourned meeting as of the record date fixed for notice of such adjourned meeting.

1.8           Voting and Proxies.  Each stockholder shall have one vote upon the matter in question for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation.  Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the General Corporation Law of the State of Delaware by the stockholder or such stockholder’s authorized officer, director, employee or agent and delivered (including by electronic transmission) to the Secretary of the corporation.  No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

1.9           Action at Meeting.  When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority in voting power of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter), except when a different vote is required by law, the Certificate of Incorporation or these Bylaws.  When a quorum is present at any meeting, any election by stockholders of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

1.10         Nomination of Directors.

(a)      Except for (1) any directors entitled to be elected by the holders of preferred stock, (2) any directors elected in accordance with Section 2.9 hereof by the Board of Directors to fill a vacancy or newly-created directorship, (3) any persons who are nominated in accordance with Section 1.12, or (4) as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only persons who are nominated in accordance with the procedures in this Section 1.10 shall be eligible for election as directors.  Nomination for election to the Board of Directors at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors, (ii) in accordance with Section 1.12, or (iii) by any stockholder of the corporation who (x) timely complies with the notice procedures in Section 1.10(b), (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting and (z) is entitled to vote at such meeting.

(b)      To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive office of the corporation as follows: (i) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that (x) in the case of the annual meeting of stockholders of the corporation to be held in 2014 or (y) in the event that the date of the annual meeting in any other year is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that the Board of Directors, the Chairman of the Board or the Chief Executive Officer has determined, in accordance with Section 1.3, that directors shall be elected at such special meeting and the stockholders are not then prohibited from filling vacancies or newly created directorships on the Board of Directors, and provided further that the nomination made by the stockholder is for one of the director positions that the Board of Directors, the Chairman of the Board or the Chief Executive Officer, as the case may be, has determined will be filled at such special meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the tenth day following the day on which notice of the date of such special meeting was given or public disclosure of the date of such special meeting was made, whichever first occurs.  In no event shall the adjournment or postponement of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand (each a "Stockholder Associated Person”), and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any Stockholder Associated Person were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any material interest related to the nomination of such stockholder, such beneficial owner and/or any Stockholder Associated Person (4) description of any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies or votes in favor of electing such nominee(s), (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the corporation, (6) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice, (8) a representation that such stockholder and/or such beneficial owner has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 1.10 and (9) a representation whether such stockholder, beneficial owner and/or any Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock reasonably believed by such stockholder or such beneficial owner to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such nomination (and such representation shall be included in any such solicitation materials).  Not later than 10 days after the record date for the meeting, the information required by Items (A)(1)-(5) and (B)(1)-(6) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date.  In addition, to be effective, the stockholder’s notice must also be accompanied by the written consent of the proposed nominee to being named in the corporation’s proxy statement and accompanying proxy card as a nominee and to serve as a director if elected.  The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine, among other things, the eligibility of such proposed nominee to serve as a director of the corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules.  In addition, to be in proper form, such notice must be accompanied by (1) a written questionnaire with respect to the background and qualification of each proposed nominee completed by such proposed nominee in the form required by the corporation (which form the stockholder shall request in writing from the Secretary of the corporation and which the Secretary shall provide to such stockholder within ten days of receiving such request) and (2) each such proposed nominee’s written representation and agreement in the form required by the corporation (which form the stockholder shall request in writing from the Secretary of the corporation and which the Secretary shall provide to such stockholder within ten days of receiving such request) that: (A) such proposed nominee is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation; (B) such proposed nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation; and (C) such proposed nominee will, if elected as a director of the corporation, comply with all of the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors. Notwithstanding anything herein to the contrary, a stockholder shall not have complied with this Section 1.10(b) if the stockholder, beneficial owner, and/or any Stockholder Associated Person solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 1.10.

Such notice must also be accompanied by a representation as to whether or not such stockholder, beneficial owner and/or any Stockholder Associated Person intends to solicit proxies in support of any director nominees other than the corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, and, where such stockholder, beneficial owner and/or Stockholder Associated Person intends to so solicit proxies, the notice and information required by Rule 14a-19(b) under the Exchange Act. Notwithstanding anything to the contrary in these bylaws, unless otherwise required by law, if any stockholder, beneficial owner and/or Stockholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such stockholder, beneficial owner or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each of the director nominees proposed by such stockholder, beneficial owner and/or Stockholder Associated Person shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). Upon request by the corporation, if any stockholder, beneficial owner and/or Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder, beneficial owner and/or Stockholder Associated Person shall deliver to the corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(c)      The chair of any meeting (and, in advance of any meeting, the Board of Directors) shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 1.10 (including whether the stockholder, beneficial owner or Stockholder Associated Person did or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 1.10), and if the chair (or the Board of Directors) should determine that a nomination was not made in accordance with the provisions of this Section 1.10, the chair shall so declare to the meeting and such nomination shall not be brought before the meeting.

(d)      Except as otherwise required by law (including Rule 14a-19 under the Exchange Act), nothing in this Section 1.10 shall obligate the corporation or the Board of Directors to include in any proxy statement, proxy card or other stockholder communication distributed on behalf of the corporation or the Board of Directors the name of or other information with respect to any nominee for director submitted by a stockholder.

(e)      Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by the corporation.  For purposes of this Section 1.10, to be considered a “qualified representative of the stockholder”, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

(f)       For purposes of this Section 1.10, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g)      Unless the corporation elects otherwise, a stockholder’s notice to the corporation of nominations shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the corporation shall not be required to accept delivery of any document not in such written form or so delivered.

1.11         Notice of Business at Annual Meetings.

(a)      At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the corporation, the procedures in Section 1.10 or Section 1.12, as applicable, must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures in, and otherwise complied with, Section 1.11(b), (y) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (z) be entitled to vote at such annual meeting.

(b)      To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive office of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting in any other year is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs.  In no event shall the adjournment or postponement of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth:  (A) as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting, (2) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the exact text of the proposed amendment), and (3) the reasons for conducting such business at the annual meeting, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any material interest of such stockholder, such beneficial owner and/or any Stockholder Associated Person in the business proposed to be brought before the annual meeting, (4) a description of any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the corporation, (6) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (8) a representation that such stockholder and/or such beneficial owner has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 1.11, and (9) a representation whether such stockholder, beneficial owner and/or Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials).  Not later than 10 days after the record date for the meeting, the information required by Items (A)(3) and (B)(1)-(6) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures in this Section 1.11; provided that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in the corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the notice requirements of this Section 1.11.  Notwithstanding anything herein to the contrary, a stockholder shall not have complied with this Section 1.11(b) if the stockholder, beneficial owner and/or any Stockholder Associated Person solicits or does not solicit, as the case may be, proxies in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 1.11.

(c)      The chair of any annual meeting (and, in advance of any annual meeting, the Board of Directors) shall have the power and duty to determine whether business was properly brought before the annual meeting in accordance with the provisions of this Section 1.11 (including whether the stockholder, beneficial owner, and/or Stockholder Associated Person did or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 1.11), and if the chair (or the Board of Directors) should determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 1.11, the chair shall so declare to the meeting and such business shall not be brought before the annual meeting.

(d)      Except as otherwise required by law, nothing in this Section 1.11 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any proposal submitted by a stockholder.

(e)      Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the corporation.

(f)       For purposes of this Section 1.11, the terms “qualified representative of the stockholder” and “public disclosure” shall have the same meaning as in Section 1.10.

(g)      Unless the corporation elects otherwise, a stockholder’s notice to the corporation of other business shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the corporation shall not be required to accept delivery of any document not in such written form or so delivered.

1.12.        Proxy Access.

(a)                     Subject to the provisions of this Section 1.12, the corporation shall include in its proxy statement (including its form of proxy) for an annual meeting of stockholders the name of any stockholder nominee for election to the Board of Directors submitted pursuant to this Section 1.12 (each a “Stockholder Nominee”) provided (i) timely written notice of such Stockholder Nominee satisfying this Section 1.12 is delivered to the corporation by or on behalf of a stockholder or stockholders that, at the time the notice is delivered, satisfy the Ownership (as defined in Section 1.12(f)) and other requirements of this Section 1.12 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”), (ii) the Eligible Stockholder expressly elects in writing at the time of providing the notice to have its nominee included in the corporation’s proxy statement pursuant to this Section 1.12, and (iii) the Eligible Stockholder and the Stockholder Nominee otherwise satisfy the requirements of this Section 1.12.

(b)                     To be timely, an Eligible Stockholder’s notice must be received in writing by the Secretary of the corporation at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed (other than as a result of adjournment) by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of an Eligible Stockholder’s notice as described above.

(c)                     In addition to including the name of the Stockholder Nominee in the corporation’s proxy statement for the annual meeting, the corporation also shall include (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Statement (defined below) (collectively, the “Required Information”). Nothing in this Section 1.12 shall limit the corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Stockholder Nominee.

(d)                     The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the corporation’s proxy statement pursuant to this Section 1.12 but either are subsequently withdrawn or that the Board of Directors decides to nominate (the latter, a “Board Nominee”)) appearing in the corporation’s proxy statement with respect to an annual meeting of stockholders shall not exceed 25% of the number of directors in office as of the last day on which notice of a nomination may be received pursuant to this Section 1.12 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 25% (the “Permitted Number”); provided, however, that (A) the Permitted Number shall be reduced by the number of director candidates for which the corporation shall have received one or more valid notices that a stockholder intends to nominate director candidates at an annual meeting of stockholders pursuant to Section 1.11 of these Bylaws, (B) any director in office as of the Final Proxy Access Nomination Date who was included in the corporation’s proxy statement as a Stockholder Nominee for any of the two preceding annual meetings of stockholders and whose remaining term extends beyond the upcoming annual meeting also will be counted against the Permitted Number, and (C) in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. Any Eligible Stockholder requesting that more than one Stockholder Nominee be included in the corporation’s proxy materials pursuant to this Section 1.12 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Stockholder Nominees requested by Eligible Stockholders to be included in the corporation’s proxy materials pursuant to this Section 1.12 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.12 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 1.12 from each Eligible Stockholder shall be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (greatest to least) of the corporation’s capital stock entitled to vote on the election of directors Owned by each Eligible Stockholder as disclosed in the notice. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e)                     An Eligible Stockholder must have Owned continuously for at least three years a number of shares that represents 3% or more of the corporation’s outstanding shares of capital stock entitled to vote in the election of directors (the “Required Shares”) as of both the date the notice is received by the corporation in accordance with this Section 1.12 and the record date for determining stockholders entitled to vote at the annual meeting and must continue to Own the Required Shares through the annual meeting date. For purposes of satisfying the Ownership requirement under this Section 1.12, the shares of the corporation’s capital stock Owned by one or more stockholders, or by the person or persons who Own shares of the Corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that (i) the number of stockholders and other persons whose Ownership of shares is aggregated for such purpose shall not exceed 20, (ii) each stockholder or other person whose shares are aggregated shall have held such shares continuously for at least three years, and (iii) a group of two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person for this purpose. Whenever an Eligible Stockholder consists of a group of stockholders and/or other persons, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 1.12 must be satisfied by and as to each such stockholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 1.12. With respect to any one particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 1.12.

(f)                      For purposes of this Section 1.12, an Eligible Stockholder shall be deemed to “Own” only those outstanding shares of the corporation’s capital stock as to which the person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting or altering to any degree gain or loss arising from the full economic Ownership of such shares by such person or affiliate. A person shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s Ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no more than five business days’ notice, or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “Owned,” “Ownership” and other variations of the word “Own” shall have correlative meanings. For purposes of this Section 1.12, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

(g)                     An Eligible Stockholder must provide with its notice the following in writing to the Secretary: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the notice is received by the corporation, the Eligible Stockholder Owns, and has Owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide (A) within ten days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date and (B) immediate notice if the Eligible Stockholder ceases to Own any of the Required Shares prior to the date of the applicable annual meeting of stockholders; (ii) documentation satisfactory to the corporation demonstrating that a group of funds qualifies to be treated as one stockholder or person for purposes of this Section 1.12; (iii) a representation that the Eligible Stockholder (including each member of any group of stockholders and/or persons that together is an Eligible Stockholder hereunder) (A) intends to continue to Own the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 1.12, (D) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a Board Nominee, (E) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation, and (F) has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (iv) the written consent of each Stockholder Nominee to be named in the corporation’s proxy statement as a nominee and to serve as a director if elected; (v) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (vi) the information required to be provided by Section 1.11 of these Bylaws, as applicable; (vii) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (viii) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the corporation’s stockholders or out of the information that the Eligible Stockholder provides to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees in connection with the Eligible Stockholder’s nomination and/or efforts to elect its Stockholder Nominee(s) pursuant to this Section 1.12, (C) file with the SEC any solicitation materials relating to the annual meeting at which the Stockholder Nominee will be nominated required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and file any other communications with the corporation’s stockholders required to be filed under applicable law, and (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the annual meeting.

(h)                     The Eligible Stockholder may include with its notice a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed 500 words per Stockholder Nominee, in support of each Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 1.12, the corporation may omit from its proxy statement any information or Statement that it, in good faith, believes would violate any applicable law, rule, regulation or listing standard.

(i)                       Each Stockholder Nominee must (i) provide within ten days of the corporation’s request an executed agreement, in a form deemed satisfactory to the corporation, that (A) the Stockholder Nominee, if elected as a director of the corporation, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and securities trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, (B) the Stockholder Nominee is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, and (C) the Stockholder Nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification (a “Compensation Arrangement”) in connection with such person’s nomination or candidacy for director and/or service as a director that has not been disclosed to the corporation; (ii) complete, sign and submit all questionnaires required of the corporation’s Board of Directors within ten days of receipt of each such questionnaire from the corporation; and (iii) provide within five business days of the corporation’s request such additional information as the corporation determines may be necessary to permit the Board of Directors to determine whether such Stockholder Nominee meets the requirements of this Section 1.12 and/or the corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether (A) such Stockholder Nominee is independent under the independence requirements set forth in the listing standards of any U.S. exchange upon which the corporation’s capital stock is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors (collectively, the “Independence Standards”), (B) such Stockholder Nominee has any direct or indirect relationship with the corporation, and (C) such Stockholder Nominee has been subject to (1) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) or (2) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.

(j)                       In the event that any information or communications provided by the Eligible Stockholder or Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct; it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 1.12.

(k)                     The Corporation shall not be required to include, pursuant to this Section 1.12, a Stockholder Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the corporation) (i) if the Eligible Stockholder who has nominated such Stockholder Nominee has nominated for election to the Board of Directors at the annual meeting any person other than pursuant to this Section 1.12, or has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a Board Nominee, (ii) who is not independent under the Independence Standards, (iii) whose election as a member of the Board of Directors would violate or cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the corporation’s publicly disclosed corporate governance guidelines or other document setting forth qualifications for directors, the listing standards of any U.S. exchange upon which the corporation’s capital stock is listed, or any applicable state or federal law, rule or regulation, (iv) if the Stockholder Nominee is or becomes a party to any undisclosed Voting Commitment, (v) if the Stockholder Nominee is or becomes a party to any undisclosed Compensation Arrangement, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act, or (viii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached any of its or their agreements, representations, undertakings and/or obligations pursuant to this Section 1.12.

(l)                       Notwithstanding anything to the contrary set forth herein, if (i) the Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached its or their agreements, representations, undertakings and/or obligations pursuant to this Section 1.12, as determined by the Board of Directors or the person presiding at the annual meeting, or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 1.12, (x) the Board of Directors or the person presiding at the annual meeting shall be entitled to declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation and (y) the corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder.

(m)                   Any Stockholder Nominee who is included in the corporation’s proxy statement for a particular annual meeting of stockholders but either withdraws from or becomes ineligible or unavailable for election at the annual meeting shall be ineligible to be included in the corporation’s proxy statement as a Stockholder Nominee pursuant to this Section 1.12 for the next two annual meetings of stockholders following the annual meeting for which the Stockholder Nominee has been nominated for election.

(n)                     For purposes of this Section 1.12, the terms “qualified representative of the stockholder” and “public disclosure” shall have the same meaning as in Section 1.10.

1.13         Conduct of Meetings.

(a)      Unless otherwise provided by the Board of Directors, meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chair designated by the Board of Directors.  The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chair of the meeting may appoint any person to act as secretary of the meeting.

(b)      The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting.  Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting and prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as shall be determined by the Board of Directors or the chair of any meeting; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c)      The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed.  After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(d)      In advance of any meeting of stockholders, the corporation shall appoint one or more inspectors of election to act at the meeting and make a written report thereof.  One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting.  Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation.  Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.  The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.  Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

1.14         No Action by Consent in Lieu of a Meeting.  Except as otherwise provided by the Certificate of Incorporation, stockholders of the corporation may not take any action by consent in lieu of a meeting of stockholders.

ARTICLE II

DIRECTORS

2.1           General Powers.  The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation.

2.2           Number, Election and Qualification.  Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the corporation shall be established by the Board of Directors.  Election of directors need not be by written ballot.  Directors need not be stockholders of the corporation.

2.3           Chairman of the Board; Vice Chairman of the Board.  The Board of Directors may appoint from its members a Chairman of the Board and a Vice Chairman of the Board, neither of whom need be an employee or officer of the corporation.  If the Board of Directors appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors and, if the Chairman of the Board is also designated as the corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 of these Bylaws.  If the Board of Directors appoints a Vice Chairman of the Board, such Vice Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors or the Chairman of the Board.  Unless otherwise provided by the Board of Directors, the Chairman of the Board or, in the Chairman’s absence, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors.

2.4           Classes of Directors.  Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes:  Class I, Class II and Class III.    Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.  The allocation of directors among classes shall be determined by resolution of the Board of Directors.

2.5           Terms of Office.  Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the corporation’s first annual meeting of stockholders held after the effectiveness of these Amended and Restated Bylaws; each director initially assigned to Class II shall serve for a term expiring at the corporation’s second annual meeting of stockholders held after the effectiveness of these Amended and Restated Bylaws; and each director initially assigned to Class III shall serve for a term expiring at the corporation’s third annual meeting of stockholders held after the effectiveness of these Amended and Restated Bylaws; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

2.6           Quorum.  The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors established by the Board of Directors pursuant to Section 2.2 of these Bylaws shall constitute a quorum of the Board of Directors.  If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.7           Action at Meeting.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Certificate of Incorporation.

2.8           Removal.  Subject to the rights of holders of any series of Preferred Stock, directors of the corporation may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

2.9           Vacancies.  Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly-created directorship on the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders.  A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor or until such director’s earlier death, resignation or removal.

2.10         Resignation.  Any director may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal executive office or to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

2.11         Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination.  A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.12         Special Meetings.  Special meetings of the Board of Directors may be held at any time and place designated in a call by the Chairman of the Board, the Chief Executive Officer, the President, two or more directors, or by one director in the event that there is only a single director in office.

2.13         Notice of Special Meetings.  Notice of the date, place and time of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting.  Notice shall be duly given to each director (a) in person, by telephone, or by electronic transmission at least 24 hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, or delivering written notice by hand, to such director’s last known business, home or electronic transmission address at least 48 hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting.  A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.14         Meetings by Conference Communications Equipment.  Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.15         Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.16         Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation with such lawfully delegable powers and duties as the Board of Directors thereby confers, to serve at the pleasure of the Board of Directors.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it.  Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request.  Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.  Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

2.17         Compensation of Directors.  Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine.  No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

ARTICLE III

OFFICERS

3.1           Titles.  The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.  The Board of Directors may appoint such other officers as it may deem appropriate.

3.2           Election.  The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders.  Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

3.3           Qualification.  No officer need be a stockholder.  Any two or more offices may be held by the same person.

3.4           Tenure.  Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation or removal.

3.5           Resignation and Removal.  Any officer may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal executive office or to the Chief Executive Officer, the President or the Secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.  Any officer may be removed at any time, with or without cause, by vote of a majority of the directors then in office.

Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the corporation.

3.6           Vacancies.  The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, President, Treasurer and Secretary.  Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, resignation or removal.

3.7           President; Chief Executive Officer.  Unless the Board of Directors has designated another person as the corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation.  The Chief Executive Officer shall have general charge and supervision of the business of the corporation subject to the direction of the Board of Directors, and shall perform all duties and have all powers that are commonly incident to the office of the chief executive or that are delegated to such officer by the Board of Directors.  The President shall perform such other duties and shall have such other powers as the Board of Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe.  In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

3.8           Vice Presidents.  Each Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.  The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.9           Secretary and Assistant Secretaries.  The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.  In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe.  In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chair of the meeting shall designate a temporary secretary to keep a record of the meeting.

3.10         Treasurer and Assistant Treasurers.  The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer.  In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe.  In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

3.11         Salaries.  Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

3.12         Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE IV

CAPITAL STOCK

4.1           Issuance of Stock.  Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any shares of the authorized capital stock of the corporation held in the corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.

4.2           Stock Certificates; Uncertificated Shares.  The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares.  Every holder of stock of the corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, representing the number of shares held by such holder registered in certificate form.  Each such certificate shall be signed in a manner that complies with Section 158 of the General Corporation Law of the State of Delaware by or in the name of any two officers of the corporation, each of whom is an authorized officer for this purpose.

Each certificate representing shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or, with respect to Section 151 of the General Corporation Law of the State of Delaware, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

4.3           Transfers.  Shares of stock of the corporation shall be transferable in the manner prescribed by law and in these Bylaws.  Transfers of shares of stock of the corporation shall be made only on the books of the corporation or by transfer agents designated to transfer shares of stock of the corporation.  Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require.

Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

4.4           Lost, Stolen or Destroyed Certificates.  The corporation may issue a new certificate of stock or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the corporation may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the corporation may require for the protection of the corporation or any transfer agent or registrar.

4.5           Record Date.  The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.  Such record date shall not precede the date on which the resolution fixing the record date is adopted, and such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held.  If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

4.6           Regulations.  The issue, transfer, conversion and registration of shares of stock of the corporation shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE V

GENERAL PROVISIONS

5.1           Fiscal Year.  Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January of each year and end on the last day of December in each year.

5.2           Corporate Seal.  The corporate seal shall be in such form as shall be approved by the Board of Directors.

5.3           Waiver of Notice.  Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether provided before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person.  Neither the business nor the purpose of any meeting need be specified in any such waiver.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

5.4           Voting of Securities.  Except as the Board of Directors may otherwise designate, the Chief Executive Officer, the President, Secretary, Assistant Secretary or the Treasurer may waive notice of, vote, or appoint any person or persons to vote, on behalf of the corporation at, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or securityholders of any other entity, the securities of which may be held by this corporation, or with respect to the execution of any written or electronic consent in the name of the corporation as a holder of such securities.

5.5           Evidence of Authority.  A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.6           Certificate of Incorporation.  All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and/or restated and in effect from time to time, including the terms of any certificate of designations of any series of preferred stock.

5.7           Severability.  Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

5.8           Pronouns.  All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

5.9           Exclusive Forum.

(a)      Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim arising pursuant to any provision of the Certificate of Incorporation or these bylaws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. This Section 5.9(a) does not apply to claims arising under the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

(b)      Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claims arising under the Securities Act.

(c)      Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 5.9.

ARTICLE VI

AMENDMENTS

These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board of Directors or by the stockholders as provided in the Certificate of Incorporation.

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